EXHIBIT 5.2 11 S. Meridian Street Indianapolis, IN 46204-3535 U.S.A. (317) 236-1313 Fax (317) 231-7433 www.btlaw.com February 19, 2019 Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Re: Eli Lilly and Company Registration Statement on Form S-3 Ladies and Gentlemen: We have acted as Indiana counsel to Eli Lilly and Company, an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form to be filed with the Securities and Exchange Commission (the “SEC”), relating to the registration of an undetermined dollar amount (or its foreign currency equivalent) of: (i) shares of the Company’s common stock, without par value (the “Common Shares”); (ii) shares of the Company’s preferred stock, without par value (the “Preferred Shares”), which may be represented by depositary shares (the “Depositary Shares”); (iii) one or more series of debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”); (v) stock purchase contracts, pursuant to which the holder will purchase from the Company a specified number of Common Shares at a future date (the “Stock Purchase Contracts”); and (vi) stock purchase units, consisting of Stock Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Shares under the Stock Purchase Contracts (the “Stock Purchase Units” and, together with the Depositary Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Covered Securities”). The Common Shares, Preferred Shares and Covered Securities are collectively referred to herein as the “Offered Securities”. Unless otherwise specified in the applicable prospectus supplement, the Preferred Shares will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Shares will be set forth in one or more articles of amendment amending the amended articles of incorporation of the Company, to be adopted by the Company’s board of directors and filed with the Secretary of State of the State of Indiana (each, the “Articles of Amendment”). Each of the Articles of Amendment will be in a form to be filed as an exhibit to the Registration Statement or incorporated by reference therein. Any Debt Securities are to be issued pursuant to an indenture, dated as of February 1, 1991 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”), incorporated by reference as Exhibit 4.1 to the Registration Statement. Any Depositary Shares are to be issued pursuant to a deposit agreement (including a form of depositary receipt evidencing the Depositary Shares) (the “Deposit Agreement”), to be dated on or about the date of the first issuance of Depositary Shares thereunder,

February 19, 2019 Page 2 by and between the Company and a financial institution identified therein as the depositary, which Deposit Agreement will be filed as an exhibit to the Registration Statement or incorporated by reference therein. Any Warrants are to be issued pursuant to a warrant agreement (including a form of certificate evidencing the Warrants) (the “Warrant Agreement”), to be dated on or about the date of the first issuance of Warrants thereunder, by and between the Company and a financial institution identified therein as the warrant agent, which Warrant Agreement will be filed as an exhibit to the Registration Statement or incorporated by reference therein. Any Stock Purchase Contracts are to be issued pursuant to a purchase contract agreement (including a form of Stock Purchase Contract) (the “Stock Purchase Contract Agreement”), to be dated on or about the date of the first issuance of Stock Purchase Contracts thereunder, by and between the Company and a financial institution identified therein as the stock purchase contract agent, which Stock Purchase Contract Agreement will be filed as an exhibit to the Registration Statement or incorporated by reference therein. Any Stock Purchase Units are to be issued pursuant to a purchase contract agreement (including a form of Stock Purchase Unit) (the “Stock Purchase Unit Agreement”), to be dated on or about the date of the first issuance of Stock Purchase Units thereunder, by and between the Company and a financial institution identified therein as the stock purchase unit agent, which Stock Purchase Unit Agreement will be filed as an exhibit to the Registration Statement or incorporated by reference therein. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion we have examined the Amended Articles of Incorporation (the “Articles”) and Amended Bylaws (the “Bylaws”) of the Company, each as amended as of the date hereof, the Indenture, the Registration Statement, the proceedings taken by the Company in connection with the authorization of the Indenture and the authorization and filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof. In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the Articles, the Bylaws or the agreements and instruments reviewed by us. Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that: 1. The Company is validly existing as an Indiana corporation. BARNES&THORNBURGLLP

February 19, 2019 Page 3 2. With respect to any offering of Common Shares, including Common Shares issuable upon conversion of Preferred Shares, when (i) a prospectus supplement and any other offering material with respect to the Common Shares have been filed with the SEC in compliance with the Securities Act and the rule and regulations thereunder; (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Shares; (iii) any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities are obtained; (iv) unless issued without certificates, certificates representing the Common Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto; (v) the Common Shares have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vi) in the case of Common Shares issuable upon conversion of Preferred Shares, the actions in respect of such Preferred Shares referred to in paragraph 3 hereof have been completed, then, upon the happening of such events, such Common Shares will be validly issued, fully paid and nonassessable. 3. With respect to any offering of any series of Preferred Shares, when (i) a prospectus supplement and any other offering material with respect to the Preferred Shares have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Articles of Amendment establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Shares have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iii) appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Shares; (iv) any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities are obtained; (v) Preferred Shares with terms so fixed have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vi) unless issued without certificates, certificates representing the Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof, then, upon the happening of such events, the Preferred Shares will be validly issued, fully paid and nonassessable. 4. The Indenture has been duly authorized and executed by the Company. The Company has the corporate power to create one or more series of Covered Securities and to enter into supplements to the Indenture and the other agreements required for issuance of the Covered Securities that are contemplated in the Registration Statement, including but not limited to Deposit Agreements, Warrant Agreements, Stock Purchase Contract Agreements and Stock Purchase Unit Agreements. 5. With respect to any offering of Covered Securities, if the Covered Securities are convertible into Common Shares or Preferred Shares or if Common Shares or Preferred Shares may be acquired upon exercise or otherwise upon fulfillment of the terms of the Covered Securities, when (i) a prospectus supplement and any other offering material with respect to the Covered Securities have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) Articles of Amendment establishing the designations, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Shares have BARNES&THORNBURGLLP

February 19, 2019 Page 4 been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of such Covered Securities and such Common Shares or Preferred Shares as described in paragraphs 2 and 3, above, respectively; (iv) any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities are obtained; (v) the Covered Securities have been presented for conversion, exercise or fulfillment in accordance with the terms thereof together with any consideration, certificates and/or instructions required in connection therewith by such Covered Security; and (vi) unless issued without certificates, certificates representing such Common Shares or Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered upon such conversion, exercise or fulfillment to the persons entitled thereto, in accordance with the terms of such Covered Securities, then, upon the happening of such events, the Common Shares or Preferred Shares issuable upon conversion, exercise or fulfillment of the Covered Securities will be validly issued, fully paid and non-assessable. For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each issue of Offered Securities: (i) the Company will remain validly existing under Indiana law; (ii) the Registration Statement and any additional required post-effective amendments thereto have all become effective under the Securities Act, such effectiveness has not been terminated or rescinded, and comply with all applicable laws; (iii) any Offered Securities being offered will be issued and sold in compliance with applicable federal and state securities laws and as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) any legally required consents, approvals, authorizations and other orders of the SEC and any other governmental or regulatory authorities have been obtained, (v) the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed continue to be true, accurate and complete; (vi) all actions necessary for the issuance of any Common Shares or Preferred Shares and the form and terms thereof will not (a) contravene the Articles or Bylaws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (vii) the authorization of any Common Shares or Preferred Shares by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the issuance thereof; (viii) the Articles and the Bylaws, as currently in effect, will not have been modified or amended and will be in full force and effect, and the number of Common Shares or Preferred Shares, as the case may be, offered and sold will not exceed the number of Common Shares or Preferred Shares, as the case may be, authorized under the Articles (as then in effect) and not otherwise reserved for issuance; (ix) the certificates, if any, evidencing the Common Shares or the Preferred Shares will be in a form approved for issuance by the Company, which complies with the Indiana Business Corporation Law; and (x) there shall not have occurred any change in law affecting the validity of any Offered Securities to be issued. We have further assumed that, at the time of the issuance, sale and delivery of Covered Securities: (i) all Covered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent such assumption states, directly or in practical effect, the legal conclusion express in paragraph 4 of this opinion letter; (ii) the execution, delivery and performance by the Company of any supplemental indentures, and any agreements or other documents relating to the issuance of the BARNES&THORNBURGLLP

February 19, 2019 Page 5 Covered Securities, as applicable, and all actions necessary for the issuance of the Covered Securities, and the forms and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; and (iii) there will not have occurred any change in law affecting the legally binding character or enforceability thereof. In rendering the foregoing opinions, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Indiana. We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason. We hereby consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC. Very truly yours, /s/ Barnes & Thornburg LLP BARNES&THORNBURGLLP